                            AMENDED AND RESTATED
                        INVESTMENT ADVISORY AGREEMENT

      AMENDED AND RESTATED AGREEMENT made as of the 1st day of January,  2005,
by  and   between   Oppenheimer   Series   Fund,   Inc.   (the   "Fund")   and
OppenheimerFunds, Inc. ("OFI").

      WHEREAS,   each  of   Oppenheimer   Disciplined   Allocation   Fund  and
Oppenheimer  Value  Fund is a Series of the Fund  (each a  "Series")  and is an open-end,  diversified  management  investment company registered as such with the  Securities and Exchange  Commission  (the  "Commission")  pursuant to the
Investment  Company Act of 1940 (the  "Investment Company Act"), and OFI is a
registered investment adviser;

      WHEREAS,  this  Agreement  amends and restates the  Investment  Advisory
Agreement dated March 1, 1996 by and between the Fund and OFI;

      NOW,  THEREFORE,  in  consideration of the mutual promises and covenants hereinafter set forth, it is agreed by and between the parties, as follows:

1.    GENERAL PROVISION.
      ------------------

      The Fund  hereby  employs  OFI and OFI hereby  undertakes  to act as the investment  adviser of the Fund and to perform for the Fund such other  duties and functions as are  hereinafter set forth.  OFI shall, in all matters,  give to the Fund and its  Board of  Directors  the  benefit  of its best  judgment, effort,  advice and  recommendations  and shall,  at all times conform to, and use its best  efforts to enable the Fund to conform to (i) the  provisions  of the Investment Company Act and any rules or regulations  thereunder;  (ii) any other  applicable  provisions of state or federal law; (iii) the provisions of the Company's  Articles of  Incorporation  and By-Laws as amended from time to time;  (iv)  policies  and  determinations  of the Board of  Directors  of the
Company; (v) the fundamental policies and investment  restrictions of the Fund as reflected its  registration  statement under the Investment  Company Act or
as  such   policies  may,  from  time  to  time,  be  amended  by  the  Fund's shareholders;  and (vi) the Prospectus and Statement of Additional Information
of the  Fund in  effect  from  time to  time.  The  appropriate  officers  and employees of OFI shall be available upon  reasonable  notice for  consultation with any of the  Directors  and  officers of the Company  with  respect to any matters  dealing  with the  business  and  affairs of the Fund  including  the valuation  of any of the  Fund's  portfolio  securities  which are  either not registered for public sale or not being traded on any securities market.

2.    INVESTMENT MANAGEMENT.
      ----------------------

      (a)  OFI shall,  subject to the  direction  and control by the Company's
Board of Directors,  (i) regularly provide,  alone or in consultation with any subadvisor or subadvisors  appointed pursuant to this Agreement and subject to
the  provisions  of  any  investment   subadvisory  agreement  respecting  the
responsibilities  of such  subadvisor or  subadvisors,  investment  advice and recommendations  to the  Fund  with  respect  to its  investments,  investment policies and the purchase and sale of securities;  (ii) supervise continuously the  investment  program of the Fund and the  composition of its portfolio and determine  what  securities  shall be purchased or sold by the Fund; and (iii)
arrange,  subject to the provisions of paragraph "7" hereof,  for the purchase of securities  and other  investments  for the Fund and the sale of securities and other investments held in the portfolio of the Fund.
      (b)   Provided   that  the  Fund  shall  not  be  required  to  pay  any
compensation  other  than as  provided  by the  terms  of this  Agreement  and subject to the provisions of paragraph "7" hereof,  OFI may obtain  investment
information,   research  or  assistance   from  any  other  person,   firm  or
corporation  to  supplement,   update  or  otherwise  improve  its  investment
management services.

      (c)  Provided  that  nothing  herein shall be deemed to protect OFI from willful  misfeasance,  bad faith or gross negligence in the performance of its duties,  or  reckless  disregard  of its  obligations  and  duties  under  the
Agreement,  OFI shall not be liable for any loss  sustained  by reason of good faith  errors or  omissions  in  connection  with any  matters  to which  this
Agreement relates.

      (d) Nothing in this Agreement  shall prevent OFI or any officer  thereof from acting as investment  adviser for any other person,  firm or  corporation and  shall  not in any way  limit  or  restrict  OFI or any of its  directors, officers or employees  from buying,  selling or trading any securities for its own  account  or for the  account of others for whom it or they may be acting, provided that such  activities will not adversely  affect or otherwise  impair the performance by OFI of its duties and obligations  under this Agreement and under the Investment Advisers Act of 1940.

3.    OTHER DUTIES OF OFI.
      --------------------

      OFI shall, at its own expense,  employ, and supervise the activities of,
all  administrative   and  clerical  personnel  or  other  firms,   agents  or
contractors,   as  shall  be   required   to   provide   effective   corporate
administration  for the Fund,  including the  compilation  and  maintenance of such records  with respect to its  operations  as may  reasonably  be required
(other  than those the Fund's  custodian  or transfer  agent is  contractually obligated  to  compile  and  maintain);  the  preparation  and  filing of such reports  with  respect  thereto  as  shall  be  required  by  the  Commission;
composition  of  periodic  reports  with  respect  to its  operations  for the shareholders  of the Fund;  composition of proxy materials for meetings of the
Fund's  shareholders  and the composition of such  registration  statements as may be  required  by federal  securities  laws for  continuous  public sale of shares of the Fund. OFI shall,  at its own cost and expense,  also provide the
Fund with adequate office space, facilities and equipment.

4.    ALLOCATION OF EXPENSES.
      -----------------------

      All other costs and  expenses  not  expressly  assumed by OFI under this
Agreement,  or to be paid by the  principal  distributor  of the shares of the
Fund, shall be paid by the Fund,  including,  but not limited to: (i) interest and taxes; (ii) brokerage  commissions;  (iii) premiums for fidelity and other insurance coverage requisite to its operations;  (iv) the fees and expenses of its  Directors;  (v) legal and audit  expenses;  (vi)  custodian  and transfer agent fees and  expenses;  (vii)  expenses  incident to the  redemption of its shares;  (viii)  expenses  incident  to the  issuance  of its  shares  against payment  therefore by or on behalf of the subscribers  thereto;  (ix) fees and expenses,  other than as hereinabove  provided,  incident to the  registration under  federal  securities  laws of shares of the Fund for  public  sale;  (x)
expenses  of printing  and mailing  reports,  notices and proxy  materials  to shareholders  of the Fund;  (xi)  except as noted  above,  all other  expenses incidental  to holding  meetings  of the Fund's  shareholders;  and (xii) such extraordinary  non-recurring  expenses  as may  arise,  including  litigation, affecting  the Fund and any  obligation  which the Fund may have to  indemnify its officers and  Directors  with respect  thereto.  Any officers or employees of OFI or any entity  controlling,  controlled by or under common control with
OFI, who may also serve as officers,  Directors or employees of the Fund shall not receive any compensation from the Fund for their services.

5.    COMPENSATION OF OFI.
      --------------------

      Each  Series  agrees  to pay  OFI  and  OFI  agrees  to  accept  as full compensation  for the  performance  of all functions and duties on its part to be  performed  pursuant  to  the  provisions  hereof,  a fee  computed  on the aggregate  net assets  value of each  Series as of the close of each  business day and payable monthly at the annual rates set for the in Appendix A.

6.    USE OF NAME "OPPENHEIMER."
      --------------------------

      OFI hereby grants to the Fund a royalty-free,  non-exclusive  license to use the name  "Oppenheimer"  in the name of the Fund for the  duration of this
Agreement and any extensions or renewals  thereof.  To the extent necessary to protect  OFI's rights to the name  "Oppenheimer"  under  applicable  law, such license  shall  allow OFI to  inspect,  and  subject  to control by the Fund's
Board of  Directors,  control the name and quality of services  offered by the
Fund under such name.  Such license may, upon  termination of this  Agreement, be  terminated  by OFI, in which event the Fund shall  promptly  take whatever action may be necessary to change its name and  discontinue any further use of the  name  "Oppenheimer"  in the  name of the  Fund  or  otherwise.  The  name
"Oppenheimer"  may be used or  licensed by OFI in  connection  with any of its activities, or licensed by OFI to any other party.

7.    PORTFOLIO TRANSACTIONS AND BROKERAGE.
      -------------------------------------

      (a)  OFI is authorized,  in arranging the Fund's portfolio transactions, to employ or deal with such members of  securities or  commodities  exchanges, brokers or dealers  including  "affiliated"  broker  dealers  (as that term is defined in the  Investment  Company Act)  (hereinafter  "broker-dealers"),  as may,  in its best  judgment,  implement  the policy of the Fund to obtain,  at reasonable  expense,  the "best execution"  (prompt and reliable  execution at the  most  favorable  security  price  obtainable)  of  the  Fund's  portfolio transactions  as  well  as  to  obtain,  consistent  with  the  provisions  of subparagraph  "(c)" of this  paragraph  "7," the  benefit  of such  investment
information  or  research  as  may  be  of   significant   assistance  to  the
performance by OFI of its investment management functions.

      (b)  OFI shall  select  broker-dealers  to effect the  Fund's  portfolio transactions  on the basis of its  estimate  of their  ability to obtain  best execution of particular and related portfolio  transactions.  The abilities of
a   broker-dealer   to  obtain  best   execution   of   particular   portfolio
transaction(s)  will be judged by OFI on the basis of all relevant factors and considerations  including,  insofar as feasible,  the  execution  capabilities required by the  transaction or  transactions;  the ability and willingness of
the   broker-dealer  to  facilitate  the  Fund's  portfolio   transactions  by
participating  therein  for its own  account;  the  importance  to the Fund of
speed,   efficiency   or   confidentiality;   the   broker-dealer's   apparent
familiarity  with  sources  from or to whom  particular  securities  might  be purchased or sold; as well as any other  matters  relevant to the selection of a broker-dealer for particular and related transactions of the Fund.

      (c)  OFI  shall  have  discretion,  in the  interests  of the  Fund,  to allocate  brokerage  on the Funds  portfolio  transactions  to  broker-dealers
(other than affiliated  broker-dealers)  qualified to obtain best execution of such  transactions  who provide  brokerage  and/or research  services (as such services  are defined in Section  28(e)(3) of the  Securities  Exchange Act of
1934) for the Fund  and/or  other  accounts  for which OFI and its  affiliates exercise "investment  discretion" (as that term is defined in Section 3(a)(35)
of the  Securities  Exchange  Act of 1934)  and to cause  the Fund to pay such broker-dealers  a commission  for  effecting a portfolio  transaction  for the
Fund that is in  excess of the  amount  of  commission  another  broker-dealer adequately  qualified  to effect  such  transaction  would  have  charged  for effecting  that  transaction,  if OFI  determines,  in good  faith,  that such commission  is  reasonable  in relation to the value of the  brokerage  and/or research  services provided by such  broker-dealer,  viewed in terms of either that  particular  transaction or the overall  responsibilities  of OFI and its investment  advisory  affiliates with respect to the accounts as to which they exercise investment discretion.  In reaching such determination,  OFI will not be  required  to place or  attempt  to place a  specific  dollar  value on the brokerage  and/or  research  services  provided  or  being  provided  by  such broker-dealer.  In demonstrating  that such  determinations  were made in good faith,  OFI shall be prepared to show that all commissions  were allocated for the purposes  contemplated  by this  Agreement and that the total  commissions paid  by the  Fund  over  a  representative  period  selected  by  the  Fund's
Directors were reasonable in relation to the benefits to the Fund.

      (d)  OFI shall have no duty or  obligation  to seek advance  competitive bidding for the most favorable  commission  rate  applicable to any particular portfolio  transactions  or to select  any  broker-dealer  on the basis of its purported or "posted"  commission  rate but will,  to the best of its ability, endeavor  to be  aware  of the  current  level  of  the  charges  of  eligible broker-dealers  and to minimize the expense incurred by the Fund for effecting its portfolio  transactions  to the extent  consistent  with the interests and policies  of the Fund as  established  by the  determinations  of the Board of
Directors and the provisions of this paragraph "7."

      (e)  The Fund  recognizes that an affiliated  broker-dealer  (i) may act as one of the  Fund's  regular  brokers  so long as it is lawful  for it so to act; (ii) may be a major recipient of brokerage  commissions paid by the Fund;
and  (iii)  may  effect  portfolio  transactions  for  the  Fund  only  if the commissions,  fees or other remuneration  received or to be received by it are determined in accordance with procedures  contemplated by any rule, regulation or  order  adopted  under  the  Investment  Company  Act for  determining  the permissible level of such commissions.

8.    DURATION.
      ---------

      This  Agreement  will take  effect on the date first set forth above and will continue in effect from year to year, so long as such  continuance  shall be approved at least annually in the manner  contemplated by Section 15 of the
Investment Company Act.

9.    TERMINATION.
      ------------

      This Agreement may be terminated (i) by OFI at any time without  penalty upon giving the Fund sixty days'  written  notice  (which notice may be waived by the  Fund);  or (ii) by the Fund at any time  without  penalty  upon  sixty days' written  notice to OFI (which notice may be waived by OFI) provided that such  termination  by the Fund shall be  directed or approved by the vote of a majority of all of the  Directors of the Fund then in office or by the vote of the holders of a "majority" (as defined in the Investment  Company Act) of the outstanding voting securities of the Fund.

10.   ASSIGNMENT OR AMENDMENT.
      ------------------------

      This  Agreement  may not be  amended  without  the  affirmative  vote or written  consent of the holders of the  "majority" of the  outstanding  voting securities of the Fund and shall  automatically  and immediately  terminate in the event of its "assignment," as defined in the Investment Company Act.

11.   DISCLAIMER OF SHAREHOLDER LIABILITY.
      ------------------------------------

      OFI  understands  that the  obligations of the Fund under this Agreement are not binding upon any Director or shareholder of the Fund  personally,  but bind  only  the Fund  and the  Fund's  property.  OFI  represents  that it has
notice  of  the  provisions  of  the  Company's   Articles  of   Incorporation
disclaiming shareholder liability for acts or obligations of the Fund.

12.   DEFINITIONS.
      ------------

      The terms and  provisions of this  Agreement  shall be  interpreted  and defined in a manner  consistent  with the  provisions  and  definitions of the
Investment Company Act.

                                    OPPENHEIMER SERIES FUND, INC.
                                    on behalf of Oppenheimer Value Fund and
                                    Oppenheimer Disciplined Allocation Fund

                                    By:  /s/ Robert G. Zack
                                         Robert G. Zack
                                         Secretary

                                    OppenheimerFunds, Inc.

                                    By:  /s/ John V. Murphy
                                         John V. Murphy
                                         Chairman, President and Chief
                                         Executive Officer

                                  APPENDIX A

Oppenheimer Disciplined Allocation Fund agrees to pay OFI and OFI agrees to accept as full compensation for the performance of all functions and duties on its part to be performed pursuant to the provisions hereof, a fee computed on the aggregate net assets of Oppenheimer Disciplined Allocation Fund as of the close of each business day payable monthly at the following annual rates:

Net Asset Value               Annual Rate
---------------               -----------
First $300,000,000                  0.625%
Next $100,000,000                   0.500%
Amount over $400,000,000            0.450%

Oppenheimer Value Fund agrees to pay OFI and OFI agrees to accept as full compensation for the performance of all functions and duties on its part to be performed pursuant to the provisions hereof, a fee computed on the aggregate net assets of Oppenheimer Value Fund as of the close of each business day payable monthly at the following annual rates:

Net Asset Value               Annual Rate
---------------               -----------
First $300,000,000                  0.625%
Next $100,000,000                   0.500%
Amount over $400,000,000            0.450%